Exhibit 99.1

Investor Relations Contact: Shanye Hudson, (510) 661-1600 shanye.hudson@seagate.com
Media Contact: Carrie Schafer, (303) 941-9470 Carrie.schafer@seagate.com

Seagate Completes Redemption of Exchangeable Notes

SINGAPORE — September 9, 2026 — Seagate Technology Holdings plc (NASDAQ: STX) (“Seagate” or “Company”) and Seagate HDD Cayman, a subsidiary of Seagate (“Seagate HDD”) today announced that Seagate HDD has settled all redemptions and exchanges of the remaining approximately $150.7 million principal amount of Seagate HDD’s 3.50% Exchangeable Senior Notes due 2028 (the “notes”).

On September 8, 2026 (the “redemption date”), all then-outstanding notes that were called for redemption and were not submitted for exchange were redeemed for cash at a price (the “redemption price”) equal to the principal amount of such notes plus accrued and unpaid interest on such notes to, but excluding, the redemption date. Additionally, all then-outstanding notes that were submitted for exchange prior to 5:00 p.m. (New York City time) on September 3, 2026 were exchanged on the redemption date, with the principal paid in cash and the remainder of Seagate HDD’s exchange obligations in excess of the principal amount for notes exchanged settled by delivering ordinary shares of Seagate, par value $0.00001 per share (the “ordinary shares”), together with cash, if applicable, in lieu of delivering any fractional ordinary shares. On the redemption date, Seagate HDD paid approximately $150.97 million in cash (including cash paid in lieu of fractional ordinary shares) and delivered 1,647,862 ordinary shares to settle its obligations with respect to the notes.

About Seagate

Seagate (NASDAQ: STX) is a pioneer in mass-capacity data storage, accelerating ability to harness the full value of data. Our portfolio of advanced storage solutions helps hyperscale cloud providers, enterprises, and consumers protect, create and manage the data that powers their transformation and growth. For more than 45 years, Seagate has driven breakthrough innovations that bring sustainable, high-performance storage to the world at-scale.

© 2026 Seagate Technology LLC. All rights reserved. Seagate, Seagate Technology, and the Spiral logo are registered trademarks of Seagate Technology LLC in the United States and/or other countries.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about the planned redemption of the notes. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could,” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on information available to the Company as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, performance or events to differ materially from historical experience and the Company’s present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q or Form 10-K filed with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on, and which speak only as of, the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, unless required by applicable law.